Exhibit 99.2

NEWS RELEASE

Contact:	Justin Coe	Joe Calabrese
	Chief Financial Officer	Financial Relations Board
	(888) 517-7456	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES $358 MILLION REFINANCING OF FOUR HOTELS

DALLAS, November 10, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) announced today that it has successfully closed a new $358.0 million CMBS loan secured by The Ritz-Carlton St. Thomas, The Ritz-Carlton Reserve Dorado Beach, The Notary Hotel and Sofitel Chicago Magnificent Mile. The loan is interest-only, has a two-year initial term with three one-year extension options, subject to certain conditions, taking the final maturity to November 2031 and provides for a floating interest rate of SOFR + 2.37%.

The new loan replaces two existing CMBS loans with combined outstanding balances of approximately $290.4 million as of September 30, 2026. The loan secured by The Ritz-Carlton St. Thomas, with a balance of approximately $80.5 million, carried a spread of SOFR + 4.91% and had a final maturity of August 2029. The loan secured by The Ritz-Carlton Reserve Dorado Beach, The Notary Hotel and Sofitel Chicago Magnificent Mile, with a balance of approximately $209.9 million, carried a spread of SOFR + 2.83% and had a final maturity of March 2030. Together, the refinancing reduces the weighted-average spread on the loans for these four hotels by approximately 104 basis points, from approximately 3.41% to approximately 2.37%, while also extending the final maturities.

The $358.0 million loan balance is $42.0 million lower than the $400.0 million estimated in the Company’s October 2026 investor presentation.

“This refinancing meaningfully lowers our interest rate spread and extends maturities on the loans for four of our seven hotels. The final loan balance also came in well below our October investor presentation estimate, reflecting our management team’s disciplined approach to capital allocation and commitment to creating long-term value for shareholders,” said Richard J. Stockton, President and Chief Executive Officer.

Braemar Hotels & Resorts Announces $358 Million Refinancing of Four Hotels

November 10, 2026

About Braemar Hotels & Resorts

Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.